Exhibit 99.4

TO:	Our Valued Customers, Sales Representatives and Distributors
DATE:	November 18, 2015
SUBJ:	ON Semiconductor to acquire Fairchild Semiconductor

Dear Customer:

ON Semiconductor has signed a definitive agreement to acquire Fairchild Semiconductor, a company that delivers energy-efficient, easy-to-use and value-added semiconductor solutions for power and mobile designs. Fairchild helps customers differentiate their products and solve difficult technical challenges with their expertise in power and signal path products, which aligns with ON Semiconductor’s current business and strategies.

The transaction is expected to close late in the second quarter of 2016, subject to required regulatory approvals and customary closing conditions. Once the acquisition is completed, ON Semiconductor expects business to continue as usual for Fairchild’s customers.

The pending acquisition of Fairchild positions our company as an industry leader with strong capabilities in a rapidly consolidating semiconductor industry. Our plan is to bring together two companies with complementary product lines to offer customers a full spectrum of high, medium and low voltage products. We are excited about the transaction and growth opportunities that the two combined companies will bring to the marketplace.

Complete Press Release

We remain committed to providing you outstanding customer service, advanced technology solutions, and world-class quality and manufacturing. We look forward to a long and mutually beneficial relationship.

If you have any questions or concerns, please contact your local sales or customer service contact.

Regards,

Keith Jackson

President and CEO

ON Semiconductor

Tender Offer

The tender offer for the outstanding shares of common stock of Fairchild Semiconductor has not yet commenced. This communication is for informational purposes only and it does not constitute an offer to purchase or a solicitation of an offer to sell any securities. At the time the tender offer is commenced, ON Semiconductor and a wholly-owned subsidiary of ON Semiconductor will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and Fairchild Semiconductor will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. INVESTORS AND SECURITY HOLDERS OF FAIRCHILD SEMICONDUCTOR ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such materials will be made

ON Semiconductor®  ::  5005 E. McDowell Road  ::  Phoenix AZ 85008  ::  602-244-6600  ::  fax 602-244-5544

available to Fairchild Semiconductor’s stockholders at no expense to them through the Secretary, ON Semiconductor Corporation, 5005 E. McDowell Road, Phoenix, Arizona 85008. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the acquisition by ON Semiconductor of Fairchild Semiconductor. These forward-looking statements are based on information available to ON Semiconductor and Fairchild Semiconductor as of the date of this communication and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the control of ON Semiconductor and Fairchild Semiconductor. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of ON Semiconductor or Fairchild Semiconductor, or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Fairchild Semiconductor, including the potentially accretive and synergistic benefits; difficulties leveraging desired growth opportunities and markets; the possibility that expected benefits and cost savings may not materialize as expected; the prospect that the automotive and industrial sensor markets will not grow as rapidly as currently anticipated; the variable demand and the aggressive pricing environment for semiconductor products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor or Fairchild Semiconductor products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the SEC on February 27, 2015, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings of ON Semiconductor with the SEC. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date and ON Semiconductor does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor®  ::  5005 E. McDowell Road  ::  Phoenix AZ 85008  ::  602-244-6600  ::  fax 602-244-5544